UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive

Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 30, 2008, we announced our consolidated financial results for the 13-week period (first quarter) ended March 29, 2008. A copy of this press release is attached hereto as Exhibit 99.1.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Events.

As previously reported, West Marine restated its consolidated financial statements for the fiscal years ended December 31, 2005 and December 30, 2006, the quarterly financial data for fiscal year 2006 and the first three quarters of fiscal year 2007. The restated quarterly financial data for 2006 and the first three quarters of 2007 was presented in Note 13 to the consolidated financial statements for the year ended December 29, 2007, as filed with West Marine’s Form 10-K on April 4, 2008. We have determined that amendments to Forms 10-Q for the first three quarters of 2007 would not provide any additional material information and, therefore, we will not be filing amended quarterly reports for fiscal 2007, as previously communicated. However, the historical comparative financial data for the first quarter of 2007 contained in the press release being furnished with this report, as well as the corresponding information to be included in the Form 10-Q for the quarter ended March 29, 2008 and in press releases and Forms 10-Q for the second and third quarters of fiscal 2008, will be restated and accompanied by appropriate disclosures.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibit:

99.1	Press Release dated April 30, 2008 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: April 30, 2008	By:	/s/ Thomas R. Moran
Thomas R. Moran Senior Vice President and Chief Financial Officer